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                                                                     Exhibit 5.1

                              Jingtian & Gongcheng
                                Attorneys at Law

      15th Floor, The Union Plaza, 20 Chaoyangmenwai Dajie, Beijing 100020
            Telephone: (86-10) 6588 2200 Facsimile: (86-10) 6588 2211

China Telecom Corporation Limited                        March 1, 2004
31 Jinrong Street, Xicheng District
Beijing, 100032, P.R.China

Dear Sirs:

We are a firm of practicing lawyers registered in the People's Republic of China ("PRC") and are authorized by the Ministry of Justice of the PRC to practice laws in the PRC and as such are qualified to issue this legal opinion on the laws of the PRC.

We have acted as PRC legal counsel for China Telecom Corporation Limited (the "Company") in connection with a registration statement on Form F-3 (Registration No. 333- ) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") in the United States on March 1, 2004, for the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of (i) one or more series of debt securities (the "Debt Securities") and (ii) H shares, par value RMB 1.00 per share, including H shares represented by American Depositary Shares (the "Shares", together with the Debt Securities, the "Securities").

We have examined the following documents:

(a)  a copy of the Registration Statement;

(b) copies of the Articles of Association of the Company and the Business License of the Company;

(c) the written resolution of the Board of Directors of the Company dated on February 26, 2004 (the "Resolution");

(d) A form of the Indenture to be entered into (the "Indenture") between the Company and the Bank of New York as trustee relating to the Debt Securities; and

(e) such records of the corporate proceedings of the Company as we have deemed relevant and such other certificates, records and documents as we deemed necessary for the purposes of this opinion.

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In such examination, we have assumed that (a) all documents submitted to us as copies conform to their originals and all documents submitted to us as originals are authentic; (b) all signatures, seals and chops on such documents are genuine; (c) other than the persons of the PRC (including the Company) and entities relevant to any of the documents or to such other documents as referred to in this opinion which entities are incorporated or established or organized under the laws of the PRC, all parties have the requisite power and authority to enter into, and have duly executed and delivered the documents and performed their obligations thereunder; and (d) these documents constitute legal, valid and binding obligations on the parties thereto under the laws (other than the laws of the PRC) by which they are expressed to be governed.

This opinion is rendered on the basis of the PRC laws effective as at the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. Any such changes, amendments or replacements may be made by an order of the President of the PRC or the State Council or, in the case of provincial laws and regulations, by the relevant provincial government and may become effective immediately on promulgation.

We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion on the laws of any jurisdiction other than the PRC.

In this PRC legal opinion, except where the context otherwise requires, "Articles of Association" shall mean the articles of association of the Company adopted at the Extraordinary Shareholders' Meeting of the Company on December 15, 2003.

Based on and subject to the foregoing, we are of the opinion that:

(i) The company has been duly incorporated and is validly existing as a joint stock company with limited liability and in good standing under the laws of the PRC.

(ii) The Company has legal right, power and authority (corporate and other), as authorized by the PRC government, to enter into and perform its obligations under the Indenture and to issue and perform its obligations under the Securities.

(iii) The Articles of Association, the business license and other constituent documents of the Company comply with the applicable requirements of the PRC Law, including the PRC Company Law, and are in full force and effect.

(iv) Each of the Selling Shareholders has been duly established as state-owned enterprises or state-owned companies, as the case may be, and is validly existing and in good standing under the laws of the PRC.

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(v)    The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Indenture and the Securities and, provided that each Security is executed pursuant to the relevant resolutions authorising the relevant issue of the Securities and the Articles of Association of the Company, the Company will have validly executed and delivered the Securities.

(vi) Insofar as PRC law is concerned, the obligations to be assumed by the Company under the Indenture would constitute legal, valid and binding obligations of the Company and the obligations to be assumed by the Company under the Securities upon issue thereof would constitute legal, valid and binding obligations of the Company in accordance with their terms.

(vii) When the Shares are issued and delivered against payment therefore as contemplated in the Registration Statement and in conformity with the Company's Articles of Association and so as not to violate any applicable law, such Shares will be validly issued and fully paid up and no further contributions in respect of such Shares when issued as contemplated in the Registration Statement will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

(viii) We hereby confirm to you that our opinion is as set forth under the caption "Taxation - The People's Republic of China" in the Registration Statement.

This opinion is given solely for your benefit. It may not be relied upon by anyone else or used for any other purpose except that Sullivan & Cromwell LLP, the United States legal counsel to the Company, may rely on this opinion for the purpose of their opinion dated the date hereof in connection with the Registration Statement.

We hereby confirm to you that our opinion is as set forth under the heading "Taxation - The People's Republic of China" in the Registration Statement, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the caption "Validity of the Securities" in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                                          Yours faithfully,
                                                       /s/ Jingtian & Gongcheng
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                                                         Jingtian & Gongcheng

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